UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): February 2, 2021

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Uber Technologies, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-38902	45-2647441
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 3rd Street

San Francisco, California 94158

(Address of Principal Executive Offices) (Zip Code)

(415) 612-8582

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On February 2, 2021 (the “Agreement Date”), Uber Technologies, Inc., a Delaware corporation (“Uber”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with Umbrella Merger Sub I Corp., a Delaware corporation and a direct, wholly owned subsidiary of Uber (“Merger Sub I”), Umbrella Merger Sub II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Uber (“Merger Sub II”), The Drizly Group, Inc., a Delaware corporation (“Drizly”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of certain Drizly securityholders.

Upon consummation of the transactions contemplated by the Merger Agreement (the “Closing”), all outstanding shares of Drizly capital stock, options to purchase shares of Drizly capital stock, restricted stock units representing the right to receive shares of Drizly capital stock and warrants to purchase shares of Drizly capital stock will be cancelled in exchange for aggregate consideration of $1,100,000,000, subject to certain adjustments, in the form of shares of Common Stock of Uber, par value $0.00001 per share (“Uber Common Stock”) (the “Stock Consideration”); provided, that (a) shares of Drizly capital stock held by unaccredited stockholders and vested options to purchase shares of Drizly capital stock held by anyone other than employees of Drizly who remain employees of Drizly or its subsidiaries as of the Closing or become employees of Uber or any of its other subsidiaries following the Closing will receive cash in lieu of the Stock Consideration, (b) vested options to purchase shares of Drizly capital stock, unvested options to purchase shares of Drizly capital stock and unvested restricted stock units representing the right to receive shares of Drizly capital stock, in each case, held by employees of Drizly who remain employees of Drizly or its subsidiaries as of the Closing or become employees of Uber or any of its other subsidiaries following the Closing, will be assumed by Uber or substituted with a corresponding vested stock option or unvested stock option of Uber to purchase shares of Uber Common Stock or a corresponding unvested restricted stock unit representing the right to receive shares of Uber Common Stock, as the case may be, and (c) all unvested options to purchase shares of Drizly capital stock held by anyone other than employees of Drizly who remain employees of Drizly or its subsidiaries as of the Closing or become employees of Uber or any of its other subsidiaries following the Closing will be cancelled for no consideration. The number of shares to be issued in connection with the Stock Consideration will be calculated based on a fixed value of $53.1570 per share.

Uber intends to issue the shares of Uber Common Stock described herein in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On February 2, 2021, Uber issued a press release announcing that it had entered into the Merger Agreement. The press release is furnished herewith as Exhibit 99.1.

Forward Looking Statements

This Current Report on Form 8-K may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the expected issuance of the Stock Consideration and the completion of the other transactions contemplated by the Merger Agreement. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, regulatory approval of the acquisition of Drizly or that other conditions to the Closing may not be satisfied, the potential impact on the business of Drizly due to the announcement of the acquisition, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, Uber’s ability to successfully integrate Drizly into its business following the closing of the acquisition, and general economic conditions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Uber’s most recent annual reports on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements included herein are made only as of the date hereof, and Uber undertakes no obligation to revise or update any forward-looking statements for any reason.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release, dated February 2, 2021
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBER TECHNOLOGIES, INC.

Dated: February 2, 2021	By:	/s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer